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EXHIBIT 10.26

BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

        As of February 14, 2005, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Lehman Brothers Holdings Inc.:

Richard S. Fuld, Jr.	$750,000
Chairman and Chief Executive Officer
Jonathan Beyman	$200,000
Chief of Operations and Technology
Joseph M. Gregory	$450,000
President and Chief Operating Officer
David Goldfarb	$450,000
Chief Administrative Officer
Thomas A. Russo	$450,000
Chief Legal Officer

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  EXHIBIT 10.26
BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT